FIRST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT (the "Amendment"), is entered into as of the 1st day of April, 2020 to be effective as of the 1st day of April, 2020 (the "Effective Date"), by and between Hard Rock Solutions, LLC, a Utah limited liability company, whose address is 1583 East, 1700 South, Vernal, Utah 84078 ("Supplier"), and Drilling Tools International, Inc., a Louisiana Corporation, whose address is 3701 Briarpark Dr., Suite 150, Houston, TX 77042 ("Distributor"). Supplier and Distributor being sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

WITNESSETH:

WHEREAS, the Parties entered into a certain Amended and Restated Distribution Agreement as of August 30, 2016 to be effective as of July 16, 2016 (the "Distribution Agreement"); and

WHEREAS, in light of the downturn in the energy service industry, the Parties desire to temporarily provide for certain amendments to the Distribution Agreement; and

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby amend and restate the Distribution Agreement as follows:

1. Definitions. All defined terms contained in this Amendment shall have the same meaning as contained in the Distribution Agreement, except as otherwise specifically indicated herein.

2. Repair Rates. Notwithstanding anything to the contrary contained in the

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Distribution Agreement, Supplier agrees that all charges for Level 1 Service, Level 2 Service and Level 3 Service performed by it shall be reduced by ten percent (10%) from the standard repair charges existing immediately prior to the Effective Date (the "Reduced Repair Rates").

3. Rush Repairs. Notwithstanding anything to the contrary contained in Section 5, in the event Supplier is requested to repair more Tools on a faster basis than the amount of Tools and the time periods to perform said repairs as set forth in Section 5 (the Incremental Tools"), such repair rates as to the Incremental Tools shall increase twenty percent (20%) higher than the Reduced Repair Rates ("Rush Repair Rates").

4. Temporary Period. The Reduced Repair Rates and the Rush Repair Rates shall continue from the Effective Date through September 30, 2020 (the "Temporary Period"). The Temporary Period may be extended on or prior to the expiration date by mutual written agreement of the Parties, but absent such mutual written agreement, the Reduced Repair Rates and Rush Repair Rates shall expire at the end of the Temporary Period or any one month extension thereof, if applicable.

5. Remaining Terms. All other terms and conditions contained in the Distribution Agreement shall remain in full force and effect except as otherwise specifically changed herein.

Signature Page Follows

RJP 4/1/20

EXECUTED effective as of the Effective Date.

SUPPLIER:

HARD ROCK SOLUTIONS, LLC

Troy Meier, President and CEO

DISTRIBUTOR:

DRILLING TOOLS INTERNATIONAL, INC.

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Wayne Prejean, President/CEO

R Wayne Prejean
President & CEO
Drilling Tools International